Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-226713) of Priority Technology Holdings, Inc.,
(2)Registration Statement (Form S-8 No. 333-230620) of Priority Technology Holdings, Inc.,
(3)Registration Statement (Form S-8 No. 333-264064) of Priority Technology Holdings, Inc.,
(4)Registration Statement (Form S-8 No. 333-268918 of Priority Technology Holdings, Inc., and
(5)Registration Statement (Form S-8 No. 333-268919) of Priority Technology Holdings, Inc.;

of our report dated March 23, 2023, with respect to the consolidated financial statements of Priority Technology Holdings, Inc. included in this Annual Report (Form 10-K) of Priority Technology Holdings, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Atlanta, Georgia
March 23, 2023